                                                                   EXHIBIT 10.19

                               T R FINANCIAL CORP.

                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
              AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 23, 1997


I.       PURPOSE

         The purpose of the T R Financial Corp. 1993 Stock Option Plan for Outside Directors, as amended and restated as of January 23, 1997 (the "Directors' Option Plan"), is to promote the growth and profitability of T R Financial Corp. (the "Company") and Roosevelt Savings Bank (the "Bank") by providing the outside directors of the Company and its Affiliates, including the outside directors of the Bank (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Company or any of its Affiliates (the "Board") not also serving as an employee of the Company or any of its Affiliates; provided, however, that such term shall include any members of the Board who have previously served as an employee of the Company or any of its Affiliates and who cease to be so employed but continue on the Board) with an incentive to achieve long-term objectives of the Company and to attract and retain Outside Directors of outstanding competence by providing such Outside Directors with an opportunity to acquire an equity interest in the Company. For purposes of this Section I, the term "Affiliate" shall mean (i) a member of a controlled group of corporations, as defined in
Section 1563(a) of the Internal Revenue Code of 1986, as amended, determined without regard to Sections 1563(a)(4) and (e)(3)(C), of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code and the regulations issued thereunder.

II.      GRANT OF OPTIONS

         (a) Initial Grant. Each Outside Director who is serving in such capacity on the date of the conversion of the Bank from mutual to stock form and the acquisition of the Bank by the Company (the "Conversion") and the Company's initial public offering, and who was not a consulting trustee or a consultant of the Bank immediately prior to the consummation of the Conversion, shall be granted non-statutory stock options (the "Non-statutory Stock Options" or the "Options") to purchase shares of the common stock of the Company (the "Common Stock") as follows:

YEARS OF SERVICE                                                    NUMBER OF OPTIONS
----------------                                                    -----------------
Less than 5.......................................................        20,485
5 to 10...........................................................        25,947
More than 10......................................................        34,140

         In addition, each Outside Director of the Company who is serving in such capacity on the date of the Company's initial public offering and at the Effective Date and who was a consulting trustee or consultant of the Bank immediately prior to the consummation of the Conversion of the Bank shall be granted Non-statutory Stock Options to purchase 28,677 shares of Common Stock. The Options granted herein are subject to adjustment as provided in Section IV hereof. The purchase price per share of the Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be the initial public offering price of the Common Stock sold in connection with the Conversion of the Bank. The effective date of these initial grants shall be the Effective Date of the Directors' Option Plan.

         (b) Grants to Subsequent Outside Directors. To the extent Options are available for grant under the Directors' Option Plan, each Outside Director ("Subsequent Outside Director") who is first elected as a director subsequent to June 29, 1993, the effective date of the Directors' Option Plan ("Effective Date"), but prior to January 1, 1997, is hereby granted, as of the date on which such Subsequent Outside Director is qualified and first begins to serve as an Outside Director, Non-statutory Stock Options to purchase 20,485 shares of Common Stock, subject to adjustment pursuant to Section IV, or to purchase such lesser number of shares of Common Stock as remain in this Directors' Option Plan. The purchase price per share of the Common Stock deliverable upon exercise of such Options shall equal the Fair Market Value of the Common Stock on the date the grant of such Options is effective, as determined under paragraph (d) of this Section II.

         If Options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant of Options under Section II(b) hereof to any Subsequent Outside Director first elected subsequent to the Effective Date and prior to January 1, 1997, and thereafter Options become available, such Subsequent Outside Director shall then receive Options to purchase an amount of shares of Common Stock, determined by dividing pro rata among each Subsequent Outside Director, Options for the number of shares then available under the Outside Directors' Plan, not to exceed 20,485 shares of Common Stock, subject to adjustment as to any one Subsequent Outside Director. The date of grant shall be the date Options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such Options shall equal the Fair Market Value of the Common Stock on the date such Options are granted, as determined under paragraph (d) of this Section II.

         If, pursuant to this paragraph (b), a Subsequent Outside Director receives Options to purchase fewer than 20,485 shares of Common Stock, subject to adjustment pursuant to Section IV hereof, and Options for additional shares subsequently become available under the Directors' Option Plan, Options to purchase such shares of Common Stock shall first be allocated as of the date of availability, to any Subsequent Outside Director who has not previously been granted an Option. Such Options shall be granted to purchase a number of shares of Common Stock no greater than the number of shares covered by Options granted to other Subsequent Outside Directors first elected subsequent to the Effective Date, but who have received Options to purchase fewer than 20,485 shares of Common Stock (subject to adjustment pursuant to Section IV). Thereafter, Options for any remaining shares shall then be granted pro rata among all Subsequent Outside Directors granted Options to purchase fewer than 20,485 shares of Common Stock. No Outside Director first elected subsequent to the Effective Date shall receive an Option to purchase more than 20,485 shares (subject to adjustment) of Common Stock.

         Notwithstanding the foregoing, effective as of January 1, 1997, no Options shall be granted to Subsequent Outside Directors pursuant to this
Section II(b).

         (c) Annual Grants to Outside Directors. Effective as of April 22, 1997 for 1997, and as of the day following each annual meeting of stockholders of the Company after 1997 ("Annual Grant Date"), to the extent that Options are available for grant under the Directors' Option Plan, each Outside Director on such Annual Grant Date shall be granted Non-statutory Stock Options to purchase 1,200 shares of Common Stock, subject to adjustment pursuant to Section IV, or to purchase such lesser number of shares of Common Stock as remain in this Directors' Option Plan. If Options for sufficient shares are not available under the Directors' Option Plan to grant each Outside Director an Option to purchase 1,200 shares of Common Stock, then the shares available shall be divided pro rata among each Outside Director. The purchase price per share of the Common Stock deliverable upon exercise of such Options shall equal the Fair Market Value of the Common Stock on the date the Options are granted, as determined in paragraph (d) of this Section II.

         Notwithstanding the foregoing, any former Outside Director who retires from the Board prior to the Annual Grant Date in a particular year shall, if such retiring Outside Director has five or more full years of service on the Board, receive Non-statutory Stock Options to purchase 1,200 shares of Common Stock, subject to any adjustments pursuant to Section IV, in the year in which such Outside Director retires; provided, however, that such Outside Director was an Outside Director on December 31st of the year prior to the Annual Grant Date. For purposes of this Section II(c), "service on the Board" shall include service on the Board while an employee of the Company or any of its Affiliates and service as a trustee of the Bank prior to the conversion of the Bank to stock form on June 29, 1993.

         If Options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant under this Section II(c) to any Outside Director, and thereafter Options become available, such Outside Director shall then receive Options to purchase an amount of shares of Common Stock, which amount shall be determined by dividing pro rata among each Outside Director Options for the number of shares then available under the Outside Directors' Plan; provided, however, that no Outside Director shall receive Options to purchase more than 1,200 shares of Common Stock in any calendar year after 1996. The date of grant shall be the date the Options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such Options shall equal the Fair Market Value of the Common Stock on the date the Options are granted, as determined under paragraph (d) of this
Section II.

         (d) Fair Market Value. For purposes of the Directors' Option Plan, when used in connection with Common Stock on a specified date, Fair Market Value means:

                  (i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Common Stock are listed or admitted to trading; or

                  (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Common Stock on such date on the Nasdaq Stock Market, or, if no such quotation is provided, on another similar system, selected by the committee established to administer the Directors' Option Plan ("Committee"), then in use; or

                  (iii) if sections II(d)(i) and (ii) are not applicable, the fair market value of a share of Common Stock as the Committee may determine. For purposes of the grant of Options in the Conversion, Fair Market Value shall mean the initial public offering price of the Common Stock.

III.     TERMS AND CONDITIONS

         (a) Vesting of Options.

                  (i) All Options granted pursuant to Sections II(a) and (b) shall vest and become exercisable one year after the date of grant, which in the case of Outside Directors serving on the Board at the time of the Conversion of the Bank shall be the Effective Date; provided, however, that in the event of death, Disability, Retirement, or a Change in Control of the Company or Bank (all as defined in Section III(f) below), all Options shall vest immediately, subject to Section III(f) below.

                  (ii) All Options granted pursuant to Section II(c) shall vest and become exercisable at a rate of one-third of the aggregate number of Options granted at the end of each consecutive twelve-month period after the date of grant of such Options; provided, however, that in the event of death, Disability, Retirement or a Change in Control of the Company or Bank (all as defined in Section III(f) below), all Options shall vest immediately, subject to Section III(f) below.

                  (iii) Notwithstanding any other provision in this Plan, with respect to Options granted pursuant to Sections II(a) and (b), if the Outside Director's service on the Board is terminated prior to the date the Plan is presented to the stockholders of the Company for ratification, such Options may not be exercised prior to the date of the stockholders' meeting regarding such ratification, but shall remain exercisable for a period of one year from the date of such meeting.

                  (iv) If the Outside Director dies before fully exercising any portion of an Option then exercisable, such Option may be exercised by such Outside Director's designated beneficiary, or in the event that such Outside Director has not designated a beneficiary, such Outside Director's personal representative(s), heir(s) or devisee(s) at any time within the one year period following his or her death; provided, however, that in no event shall the Option be exercisable more than 120 months after the date of its grant.

                  (v) If the Outside Director is removed upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates, a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates ("Removal for Cause"), all Options awarded to such Outside Director shall expire upon such Removal for Cause.

         (b) Option Agreement. Each Option shall be evidenced by a written Option agreement between the Company and the Outside Director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

         (c) Termination of Option. Subject to the provisions of Section III(f), each Option shall expire upon the earlier of (i) 120 months following the date of grant, or (ii) one year following the date on which the Outside Director ceases to serve in such capacity for any reason other than Removal for Cause.

         (d) Manner of Exercise. The Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to one of the Human Resources officers of the Bank. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in Section II(d) hereof) in cash or shares of previously acquired Common Stock of the Company at the Fair Market Value of such shares determined on the exercise date by the manner described in Section II(d) above or by such other means as determined by the Board. Options granted under this Plan may be exercised pursuant to a "cashless exercise" of an Option in accordance with applicable securities laws. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

         (e) Transferability. Each Option granted hereby may be exercised only by the Outside Director to whom it is issued or, in the event of the Outside Director's death, his or her designated beneficiary(ies), personal representative(s), designee(s), heir(s) or devisee(s) pursuant to the terms of
Section III(d) hereof.

         (f) Termination of Service. Upon the termination of a recipient's service on the Board for any reason other than death, Disability, Retirement, Change in Control or Removal for Cause, the participant's Options shall be exercisable only as to those shares which were immediately purchasable by the recipient at the date of termination.

         (g) Designation of Beneficiary. An Outside Director may designate a person or persons to receive, in the event of death, any Option to which the Outside Director would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Outside Director fails effectively to designate a beneficiary, then such Outside Director's estate will be deemed to be the beneficiary.

         In the event of death or Disability of any recipient, all Options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable by the recipient or the recipient's beneficiary(ies) or legal representatives. Upon termination of the recipient's service due to Retirement or a Change in Control, all Options held by such recipient, whether or not exercisable at such time, shall also become immediately exercisable. For purposes of this Directors' Option Plan, the following terms are defined:

                  (i) "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (the "FDIC") at 12 C.F.R. Section 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Company, as in effect on the date hereof, but excluding any such Change in Control resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof, except for the Company's acquisition of the Bank and any transaction resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (iv) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the initial conversion of the Bank from mutual to stock form (the "Conversion") and any securities purchased by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause
         (b), considered as though he were a member of the Incumbent Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

                  (ii) "Disability" means a condition of total incapacity, mental or physical, preventing further performance of service as an Outside Director, which the Board shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  (iii) "Retirement" means the termination of service on the Board after attainment of age 75 or following at least five full years of service as a director, in either case following written notice to the Board or the Secretary of the Company of such Outside Director's intention to retire. For purposes of this Section III(f)(iii), "service as a director" shall include service on the Board while an employee of the Company or any of its Affiliates and service as a trustee of the Bank prior to the conversion of the Bank to stock form on June 29, 1993.

IV.      COMMON STOCK SUBJECT TO THE DIRECTORS' OPTION PLAN

         The shares which shall be issued and delivered upon exercise of Options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 404,224 shares of Common Stock of the Company, par value $.01 per share, subject to adjustments pursuant to this Section IV. Any shares of Common Stock subject to an Option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors' Option Plan.

         In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to Options granted under this Directors' Option Plan and the Option price of such Options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to an Outside Director under the Directors' Option Plan.

V.       EFFECTIVE DATE OF THE PLAN; STOCKHOLDER RATIFICATION

         The Directors' Option Plan became effective upon the Conversion of the Bank on June 29, 1993 and was approved by the stockholders of the Company on December 13, 1993. The Plan was amended and restated as of January 23, 1997 as provided herein, and as so amended and restated, is effective as of January 23, 1997.

VI.      TERMINATION OF THE PLAN

         The right to grant Options under the Directors' Option Plan will terminate upon the earlier of ten years after the Effective Date of the Plan or the issuance of an amount of stock equal to 404,224 shares of Common Stock (the maximum number of shares of Common Stock reserved under this Plan). A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the Directors' Option Plan; provided, however, no such termination shall, without the consent of the affected individual, affect such individual's rights under a previously granted Option.

VII.     AMENDMENT OF THE PLAN

         The Board may amend, revise or terminate the Plan in whole or in part at any time. No such modification, amendment or termination may affect the rights of an Outside Director under an outstanding Option without the written consent of such Outside Director.

VIII.    HEADINGS.

         The headings of sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Directors' Option Plan, the text shall control.

IX.      APPLICABLE LAW

         The Plan will be administered in accordance with the laws of the State of Delaware.